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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33-61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, of our report dated February 15, 2005, which appears on page 28 of this Annual Report (Form 10-K) for the years ended December 31, 2004, 2003 and 2002.

Rehmann Robson P.C.
Saginaw, Michigan
March 11, 2005